EXHIBIT 10.1
                                                                    ------------

                                ImproveNet, Inc.

                               Indemnity Agreement

            This Indemnity Agreement ("Agreement") is made as of November 9, 2004 between ImproveNet, Inc., a Delaware corporation ("IMPV") with its principal offices located at 10799 N. 90th Street, Suite 200, Scottsdale, AZ 85260, and Jeffrey I. Rassas, Homayoon J. Farsi, and Naser Ahmad (the "Indemnified Parties"), individual residents of the State of Arizona with offices located at 10799 N. 90th Street, Suite 200, Scottsdale, AZ 85260.

WHEREAS, the Indemnified Parties are officers, directors and/or shareholders of IMPV;

WHEREAS, the regular business activities of IMPV require or permit that it pay many of its obligations and liabilities to vendors using a readily accepted credit card;

WHEREAS, such credit card accounts and their associated lines of credit are not generally available to corporations without personal guarantees;

WHEREAS, IMPV has not secured personal guarantees necessary to open a credit card account;

WHEREAS, from time to time, the Indemnified Parties will utilize their personal credit card accounts to make vendor payments for obligations and liabilities of IMPV and request reimbursement for such payments; and

WHEREAS, to provide assurances to the Indemnified Parties that reimbursement will be made by IMPV for payments made for obligations and liabilities of IMPV, the parties desire to enter into this Agreement.

            NOW THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. IMPV hereby indemnifies and holds the Indemnified Parties harmless from any and all claims, suits, actions, liability, losses, costs and/or expenses associated, in any manner whatsoever, with the use or charging of personal credit card accounts of the Indemnified Parties in transacting IMPV's business.

2. IMPV hereby agrees to assume the liability for all unpaid amounts incurred by the Indemnified Parties on their respective credit card accounts for obligations or liabilities of IMPV.

3. IMPV agrees to and does hereby make assurances to the Indemnified Parties that the amounts charged on such credit card accounts are paid promptly so as not to adversely impact the credit rating and/or credit history of the Indemnified Parties.

4. This Indemnity Agreement shall be governed by the laws of the State of Arizona without regard to principles of conflicts of law.

                       [Signatures on the Following Page]
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            IN WITNESS WHEREOF, the parties hereto have caused this Indemnity
Agreement to be signed as of the date first written above.

IMPV                                          INDEMNIFIED PARTIES

ImproveNet, Inc.


By:/s/ James R. Schroepfer                    /s/ Jeffrey I. Rassas
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James R. Schroepfer,                          Jeffrey I. Rassas
Chief Financial Officer


                                              /s/ Homayoon J. Farsi
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                                              Homayoon J. Farsi

                                              /s/ Naser Ahmad
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                                              Naser Ahmad